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                                                                    Exhibit 11.1

        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

                          ELBIT MEDICAL IMAGING LTD.'S
                       CODE OF ETHICS AND BUSINESS CONDUCT
                   FOR DIRECTORS, OFFICERS AND OTHER EMPLOYEES

1.   Preamble - General:

     This Code of Ethics and Business Conduct (the "CODE") applies to Elbit Medical Imaging Ltd. and all and any direct and indirect, wholly owned subsidiaries ("SUBSIDIARIES"), (together referred to herein as the "COMPANY") and sets forth our Company's policies regarding ethical business conduct and principles guiding the activities of our directors, officers and other employees. The purpose of this Code is to promote a culture of honesty, integrity and respect for law and the people with whom we work.

     The Company puts great emphasis on ensuring professional business conduct and ethical behavior by its directors, officers and other employees. We expect each Member to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business in compliance with laws and high ethical standards. Each Member of our Company is expected to read this Code and demonstrate personal commitment to the standards set forth in this Code. Our officers and other supervising employees are expected to be leaders in demonstrating this personal commitment to the standards outlined in this Code and recognizing indications of illegal or improper conduct.

     All Members are expected to report appropriately any indications of illegal or improper conduct.

     Any Member who does not comply with the standards set forth in this Code may be subject to discipline in light of the nature of the violation, including termination of employment or other service with the Company.

     While the Company acknowledges that it is not possible to reduce into writing all illegal or improper act or practice, by adopting this Code, it endeavors to set forth the core requirements for its directors, officers and other employees of the ethical and professional behavior expected and required from them.

2.   Definitions:

     In this Code, unless context otherwise requires:

     2.1 MEMBER shall mean the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, as well as all other directors, officers and employees of the Company;

     2.2 CONFIDENTIAL INFORMATION shall mean non public information concerning the Company or concerning third parties with whom the Company does business.

     2.3 DESIGNATED PERSON shall mean a person designated by the Board of Directors to receive information regarding Violations or potential Violations in accordance with Article 9 below. The Designated Person elected by the Company's Board of Directors is the Company's General Counsel who can be reached at ADDRESS: 13 Mozes St., Tel Aviv. 97442, Israel EMAIL, mlavine@europe-israel.com TEL+972-3-6086001 FAX +972-3-6910120

     2.4 THE COMPANY'S GUIDELINES FOR INTERNAL DISCLOSURE OF INFORMATION shall mean a set of guidelines to be adopted by the Company under Section 302 and 404 of the Law.


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        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

     2.5  SEC shall mean the US Securities and Exchange Commission.

     2.6 BUSINESS COURTESY shall mean any gift, benefit, advantage, bribe or gain, whether in money, goods, service or otherwise, provided to or received by a Member;

     2.7 ARTICLES OF ASSOCIATION shall mean the Memorandum and Articles of Association of the Company as amended from time to time;

     2.8 SEXUAL HARASSMENT ACT shall mean the Sexual Harassment Prevention Act of 1998;

     2.9  LAW shall mean the Sarbanes Oxley Act 2002;

3.   Honesty and Ethical Conduct; General Standards:

     Each Member shall at all times act honestly, ethically and in compliance with law in every aspect of their relationship with the Company, its business, assets and operations.

     Members should conduct themselves in a manner that, if their conduct were fully disclosed, the conduct would not detract from the Company's reputation or public goodwill or expose the Company to criticism or liability for failure to comply with applicable law or to practice principles of sound corporate governance.

     Members shall act in good faith, responsibly, with due care, prudence and diligence and shall strive to foster a Company culture of honesty, integrity and accountability.

     Members shall be accountable for their compliance with this Code.

4.   Conflict of Interests:

     We expect all Members to avoid allowing their private interests to interfere, or appear to interfere, with the interests of our Company as a whole. Each Member shall be under a duty to the Company, to act in a bona fide manner for the benefit thereof, and inter alia:

     4.1 Promptly disclose to the Company any personal interest such Member may have in a proposed or other transaction of the Company including the nature of such conflict of interest;

     4.2 Refrain from any act or omission which may give rise to any conflict of interests between the Member's private interest or interest of a family relative and the interest of the Company, including, without limitation, attempting to give or steer Company's business transactions to companies in which a family relative has a financial or other interest unless such transaction has been disclosed to the Designated Person or any member of the Company's Audit Committee and the appropriate approvals of our Company have been obtained;

     4.3 Refrain from any act or omission, which may result in a competition with the business of the Company. Without limiting the foregoing, refrain from using trade secrets and other nonpublic know-how and information learned at our Company in activities outside our Company or in other ways that could harm our business;

     4.4 Refrain from any act or omission which may adversely affect such Member's ability to perform his or her Company's duties objectively and effectively.

     4.5 Refrain from taking any advantage of any business opportunity that such Member learns through its employment or association with the


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        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

          Company with the purpose of benefiting such Member or any third party;

     4.6 Refrain from using corporate property, information or position for personal gain;

     4.7 Refrain from accepting or presenting any Business Courtesy, except directors compensation fees as approved by the Company's general meeting and/or Articles of Association. These prohibitions do not apply to items of truly nominal value such as generally free promotional items, assuming these items are not otherwise prohibited by applicable law or custom. Members should never accept anything that would appear to create a conflict of interest.

     4.8 Promptly disclose to the Company all and any information or document which such Member receives in his or her capacity as a Member, and which concerns the Company, in any manner whatever.

     In addition to the above, Members are expected to comply with any other corporate policies of the Company in effect from time to time.

5.   Insider Trading and Confidentiality; Accuracy of Records and Reporting:

     5.1 Each Member shall be prohibited from using Confidential Information for such Member's own benefit or disclosing it to any third party for their improper use. Each Member's personal securities transactions shall be conducted in consistency with this Code and the relevant applicable laws and regulations and in such a manner so as to avoid any actual or potential conflict of interest, the appearance of conflict of interest, or any abuse of such Member's position of trust and responsibility within the Company.

     5.2 In addition, applicable securities rules also prohibit selective disclosure of Confidential Information to those outside the Company in most circumstances. Therefore, all Members are expected to assist the Company in keeping all Confidential Information strictly confidential unless and until our Company makes an authorized press release or other authorized public communication or filing.

     5.3 Our policy is to provide public dissemination of material information about our business only through our employees authorized for this purpose. Employees are not under any circumstance to discuss our Company's financial, business or other information with the press (except for those employees expressly authorized for this purpose) or on any Internet or other "discussion board," "chat room," or similar forum. Requests from the media, analysts or stockholders about our company must be forwarded to our Chief Executive Officer or Chief Financial Officer for review by our professional staff having responsibility for these matters.

     5.4 Members are expected to follow and support the effectiveness of the Company's disclosure controls and procedures outlined in THE COMPANY'S GUIDELINES FOR INTERNAL DISCLOSURE OF INFORMATION and ensure full, fair, accurate, timely and understandable disclosure in the Company's reports and documents that it files with, or submits to any official or governmental authority including to the SEC and in other public communications made by the Company.

6.   Prevention of Sexual Harassment

     Members shall adhere to the provisions of the Sexual Harassment Act and shall not harass, sexually or otherwise, any other person.


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        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

     The Company shall issue Sexual Harassment Prohibition Policy to which all Members shall adhere and be bound by.

7.   Fair Dealing

     Members shall deal fairly with the Company's customers, suppliers, competitors and employees. None should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

8.   Protection and proper use of Company assets

     Members shall protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. All Company assets should be used for legitimate business purposes.

9.   Waivers

     Any waiver of any provision of this Code for any Member must be approved, if at all, in advance by the Board of Directors of the Company. Any such waivers granted which are required to be disclosed by applicable law will be publicly disclosed in the Company's Annual Report on Form 20F.

10.  Whistleblower Policy - Reporting of illegal or unethical behavior:

     10.1 If you wish to report or discuss any problem concerning our Company or any violation or apparent or possible violation of any law, regulation or this Code, including accounting, internal accounting controls, or auditing matters relating to our Company ("VIOLATION"), please promptly inform your supervising manager or report the matter to the Designated Person or any Director or Officer ("Addressee"). Any such Addressee, to whom a Violation is reported, other than the Company's General Counsel, shall immediately report same to the Company's General Counsel. If you wish to communicate any matter anonymously, you are free to do so, by mailing in writing without indicating your name or address to the Designated Person marking the envelope "Personal & Confidential". These reports will be received by the Designated Person and handled in accordance with the procedures for investigating and resolving concerns outlined below under the heading "Enforcement".

     10.2 Reports shall be treated confidentially, except as necessary to conduct the investigation and take any remedial action, in accordance with applicable law.

     10.3 Members shall be under no obligation to follow a directive, which, if followed, may result in a possible or apparent fraud or Violation.

     10.4 Members shall be obliged to assist in an investigation or any other proceedings regarding any Violation in good faith.

     10.5 No Member will be subject to retaliation by the Company for reporting good faith concerns to the Company and for the bona fide execution of the provisions of this Article 9. In addition, the Company may not discharge or otherwise discriminate in any manner against, or threaten or harass, a Member for any lawful act by the Member to provide information or assist in an investigation by the Company or any other governmental authority or agency, of any Violation.


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        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

     10.6 It is a violation of the Company's standards for any Member to communicate a report claiming a Violation, which report the Member knows to be false.

11.  Enforcement:

     11.1 The Designated Person will make a report to the Chairman of the Audit Committee, at each Board of Directors meeting or once per calendar quarter if no Board meeting is held during the quarter, of all reports of possible Violations received or any other matter disclosed to the Designated Person in terms of Article 9 above, which constitutes illegal or unethical behavior, the status of the initial investigation, the Designated Person's recommendation for further investigation and/or action, and the basis for the Designated Person's recommendation. In determining illegal or unethical behavior, the Designated Person may consult with any internal or external legal or other advisors. Reports of possible Violations or illegal or unethical behavior will be initially investigated by the Designated Person. The Designated Person may, in his discretion, include other employees and/or management (not including those named in the report of possible Violation or illegal or unethical behavior) to assist in the investigation. Upon completion of the initial investigation, the Designated Person will make a determination whether further investigation and/or action is required. If the Designated Person believes further investigation and/or action is required, the Designated Person will immediately forward the report and the results of the initial investigation to the Chairman of the Audit Committee. The Audit Committee may, in its discretion, assume responsibility for evaluating any possible Violation or illegal or unethical behavior (even those deemed to require no further investigation and/or action by the Designated Person) and directing or conducting any investigation or may delegate any portion of such responsibility to the Board of Directors, another committee, the Designated Person or another person or entity. If the Audit Committee chooses to assume responsibility for evaluating any possible Violation or illegal or unethical behavior or directing or conducting any investigation where the investigation concerns a possible Violation or illegal or unethical behavior by a member of the Board of Directors, the Audit Committee shall not delegate such investigation to the Board of Directors or any other committee but shall itself, not including that member, assume such responsibility. The Audit Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary, to assist in its investigation and decision process.

     11.2 After conducting the investigation, the results will be evaluated and the Company shall authorize such swift response, follow-up and preventive actions, if any, as are deemed necessary and appropriate to address the substance of the reported possible Violation or illegal or unethical behavior. The Company reserves the right to take whatever action it believes appropriate, up to and including discharge of any employee determined to have engaged in improper conduct or termination of any services provided by any Member to the Company.

12.  Compliance with Laws

     12.1 All Members must respect and obey both the letter and the spirit of the laws of the countries in which we operate. Members have no


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        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

          mandate to contravene any law or regulation on behalf of the Company.

     12.2 Ignorance of the law is no excuse. Thus, Members should become familiar with the applicable laws and regulations that apply to the nature of their work or function. Although not all Members are expected to be experts in these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel.

13.  Review:

     The Company's Designated Person shall annually review this Code and suggest to the Company's Board of Directors, any amendments, corrections or additions thereto ("AMENDMENTS"). Any such Amendments shall be brought to the approval of the Board of Directors at its meeting called for the approval of the Company's relevant Annual Financial Statement.

14.  Implementation:

     Members are expected to read and understand this Code, uphold these standards in a day-to-day activities and comply with all applicable policies, procedures and laws.

15.  Reservation and Conflicts:

     15.1 This Code shall not replace or be construed as undermining in any manner any provision, order, instruction, regulation, section or article of any law, regulation or directive ("Regulatory Provision"), to which any Member and/or the Company is subject.

     15.2 In the event of any conflict or discrepancy between the provisions of this Code and any Regulatory Provision, the Member is strictly instructed to follow the provisions of Article 8 of this Code.

16.  General:

     16.1 This Code may be modified, substituted or amended from time to time, by the Company.

     16.2 This Code may not be construed as unilaterally substituting or altering any employment agreement with any employee of the Company.

     16.3 This Code shall in no event be construed as allowing, conferring or in any way granting any rights of any kind to any a third party beneficiary, whether intended or incidental, and it is not intended for the benefit of any person or entity except the Company.

     16.4 Please sign the acknowledgment form at the end of this Code of Ethics and Business Conduct and return the signed form to the Company's Human Resources Department indicating that you have received, read, understand and agree to comply with this Code.


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        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES



APPROVED BY THE BOARD OF DIRECTORS OF
ELBIT MEDICAL IMAGING LTD. ON:          DECEMBER 11, 2005   SIGNATURE:
                                                                       ----------------------------


AMENDED ON:                                                 SIGNATURE:
                                        -----------------              ----------------------------


AMENDED ON:                                                 SIGNATURE:
                                        -----------------              ----------------------------


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        ELBIT MEDICAL IMAGING LTD.'S CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

                            ACKNOWLEDGMENT OF RECEIPT
                     OF CODE OF ETHICS AND BUSINESS CONDUCT

I have received and read the Code of Ethics and Business Conduct (the "CODE OF ETHICS") of Elbit Medical Imaging Ltd. and all and any direct and indirect, wholly owned subsidiaries, (collectively, the "COMPANY"). I understand the standards and policies contained in the Code of Ethics and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics does not constitute or give rise to a contract of employment or a guarantee or promise of any kind.

If I have questions concerning the meaning or application of the Code of Ethics, and of the Company's policies, or the legal and regulatory requirements applicable to my job, I understand that I can consult my manager or the Designated Person or the Company's General Counsel, knowing that my questions or reports to these persons will be maintained in confidence unless disclosure is required by law, regulation or any competent authority.

-------------------------------------
Employee Name


-------------------------------------
Signature

-------------------------------------
Date

Please sign and return this form to the Company's Human Resources Department


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